                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made effective as of the 1st day of July, 1994, between American HealthChoice (Texas), Inc., a Texas corporation, (hereinafter called the "Company"), and Dr. J. Wes Stucki (hereinafter called the "Employee").


                                   WITNESSETH

         WHEREAS, the Company owns and operates various health care service businesses (all such businesses hereinafter being referred to collectively as the "Business"); and

         WHEREAS, the Company desires to employ the Employee upon the terms and conditions hereinafter set forth, and the Employee desires to accept employment with the Company and render services to the Company on such terms and conditions;

         NOW, THEREFORE, in consideration of the covenants and agreements herein made, the parties hereto agree as follows:


         A. Recitals: The above recitals are incorporated by reference herein and made a part hereof as if set forth herein verbatim.

         B. Employment: The Company hereby employs Employee, and Employee hereby accepts employment with the Company, to serve as the Chief Executive Officer of the Company. The Employee's duties shall include, but not be limited to Those duties of a Chief Executive and such other duties as the Company may from time to time reasonably direct.

         C.      Term and Duties

                 1. The period of Employee's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of three (3) years thereafter.

                 2. During the period of employment hereunder and except for illness, reasonable vacation periods and reasonable leaves of absence, the Employee shall devote all of the Employee's time, attention, skill and efforts to the faithful performance of the Employee's duties hereunder and the furtherance of the Company's Businesses.

         D.      Compensation

                 1. For all services rendered by Employee hereunder, Employer shall pay Employee base salary of one hundred eighty thousand ($180,000.00) per year, payable in equal installments at the same intervals as other Company employees. Deductions shall be made from Employee's compensation for social security, withholding tax and such other taxes as may from time to time be required by governmental authorities.

                 2. Employee shall be considered for bonus compensation annually from time to time based upon the overall performance and financial condition of the Company and in particular those areas of the Company's business operations for which the Employee has primary responsibility. Such bonus amounts shall be determined by the Company's Compensation Committee (the "Committee"). For purposes hereof, the Committee shall be the Board of Directors of the Company or a committee of the Board of Directors consisting of not fewer than three members of the Board of Directors. If the Committee is the Board of Directors, it shall hold meetings and act as provided in the Company's Bylaws. If the Committee is other than the Board of Directors: (a) the Committee shall hold its meetings at such times and places as it may determine and shall maintain written minutes of its meetings; (b) a majority of the members of the Committee shall constitute a quorum at any meeting of the Committee; (c) all determinations of the Committee shall be made by the vote of a majority of the members who participate in a meeting; (d) the members of the Committee may participate in a meeting of the Committee in person or by conference telephone or similar communications equipment by means of which all members can hear each other; and (e) any decision or determination by written consent of all of the members of the Committee shall be as effective as if it had been made by a vote of a majority of the members who participate in a meeting.

                 3. Employee is encouraged, from time to time, to incur reasonable expenses in promoting the business of the Company, provided that the business name and logo are used, all in accordance with the directives of the Company's Board of Directors. Such expenses include, but are not limited to, expenses for travel, entertainment and miscellaneous expenses incurred in the conduct of the business of the Company. Employee shall be entitled to reimbursement from the Company for such expenses upon submission of proper documentation thereof.

         E.      Benefits

                 1. At such reasonable times as the Company shall, in its discretion, permit, Employee shall be entitled, without loss of pay, to up to 30 business days per calendar year of combined vacation, personal, sick, and holiday leave. Such leave shall be taken in such a manner and at such times as shall be agreed upon by Employee and the Company, subject to the following conditions:

                          a. All leaves shall be scheduled in a reasonable manner by the Employee with reasonable prior notice to the Company. Employee is responsible for ensuring appropriate supervision of those areas of the Businesses for which the Employee has primary responsibility during such leaves.

                          b. Unused time off shall accrue or carry over from one calendar year to the next only up to 36 months, provided that Employee shall be entitled to compensation (at the Employee's normal per diem rate) for unused time off.

                 2. So long as group health insurance is generally available in the marketplace, and subject to such exclusions and underwriting conditions as the insurer may impose as to Employee, the Company shall pay the cost of group health insurance for the Employee and his dependents. The insurance provided for Employee shall be the same as that provided for all other employees of the Company, as the same may be modified from time to time. This Agreement does not guarantee Employee's insurability; rather, it merely requires the Company to pay for the Employee's insurance on the same basis as for other employees of the Company so long as it is commercially available, until termination hereof.

                 3. So long as the Company shall have a 401 (k) and/or any other deferred compensation plan, Employee shall be entitled to participate in all such deferred compensation plans.

                 4. Company shall pay employee an automobile expense allowance of $1,000.00 (one thousand) per month.

                 5. Company shall pay up to $1,500 per calendar year toward the cost of continuing professional education courses for Employee, provided that same are relevant to Employee's duties hereunder. Expenditures of any amount exceeding an aggregate total of $1,500 during any one calendar year for continuing professional education for Employee shall be submitted to the Committee for its prior approval.

         F.      Termination:  Severance Pay

                 1. Subject to the provisions of subsection (4) below, this Agreement shall be terminated upon the happening of the first of any of the following events:

                          a.      Whenever the Company and the Employee
                                  mutually agree to terminate this Agreement; or

                          b.      Upon the death of the Employee; or

                          c. At the latter of such time as Employee (i) has been absent from work, disabled or otherwise impaired from performing the Employee's duties hereunder on a full-time basis for a continuous period of ten (10) weeks or a total of eighteen (18) weeks in any consecutive twelve (12) month period, or
                                  (ii) begins receiving disability insurance benefits; or

                          d.      Whenever the Employee accepts other
                                  employment; or

                          e. If the Employee violates any provision of this Agreement, and fails or refuses to cure same within 15 days after notice thereof from the Company (cure may be effected by written acknowledgment of such violation if it is not a continuing course of conduct); or

                          f. If the Employee violates any provision of the Company's Shareholder Agreement while such agreement is still in effect, and fails to cure such violation within any applicable grace period provided therein; or

                          g. Employee's failure or refusal to comply with the accepted professional policies and standards of the Company after written notice thereof specifying the nature of such failure or refusal; or

                          h. Any behavior which is repeated or persistent following written notice from the Company and which is egregious or materially adverse to the normally harmonious and productive conduct of the Company's Businesses; or

                          i. At the Company's option, at any time for "cause", as hereinafter defined.

                 2. For purposes of this Agreement, the term "cause" is defined to include: (a) the matters set forth in sections (1)(d) through (1)(h) above; (b) fraud, dishonesty or conviction of or pleading no contest to any felony; (c) embezzlement; or (d) the imposition of any sanctions against Employee by regulatory agencies governing the Company or the Employee with respect to the Businesses of the Company; or (e) alcohol or drug abuse.

                 3. Unless the Company determines, by unanimous vote of its Board of Directors (exclusive of Employee), that immediate termination of the Employee is necessary for protection of the Company's Businesses or property, the Company shall notify Employee in writing at least fifteen (15) days in advance of any proposed termination pursuant to subsection (1)(e) through (1)(h) of this Section F (which notice shall state the event for which Employee is proposed to be dismissed in such detail as to permit a reasonable assessment by Employee of the bona fides thereof), and shall give Employee (a) such fifteen (15) days to cure any breach or misconduct, if the same is capable of being cured within such period; or (b) such reasonable amount of time that the Board of Directors determines is required in order to cure said breach or misconduct.

                 4. In the event of termination of this Agreement for any reason Employee shall be entitled to termination/severance pay equal to six (6) months of full salary (based on the Employee's most recent monthly salary payment) (less any amounts due the Company from the Employee). Upon receipt by Employee of such termination/severance pay, all of Employee's rights hereunder shall terminate.

         G.      Termination for Good Reason

                 1. Definitions: For purposes of this Section G the following will be applicable:

                          a. Change in Control: (i) Acquisition by an individual, business organization or related group of individuals and business organizations of the beneficial ownership of 25% or more of the Company's voting securities; or (ii) election, at an annual election of a class of directors, of persons who are not nominated by the Board and who comprise more than one-half of the class so elected.

                          b. Good Reason: (i) Without the Employee's express written consent, the assignment to the Employee of any duties inconsistent with the Employee's positions, duties, responsibilities and status with the Company immediately prior to a Change in Control, or a change in the Employee's reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control, or the Employee's removal from or any failure to re-elect the Employee to any of such positions, except in connection with the termination of the Employee's employment in accordance with the provisions of Section F above, or by the Employee other than for Good Reason; (ii) a reduction by the Company in the employee's base salary as in effect on the date hereof or as the same may be increased from time to time; (iii) a failure by the Company to continue any incentive compensation plans in which the Employee is presently entitled to participate (the "Incentive Plans") as the same may be modified from time to time but substantially in the forms currently in effect, or a failure by the Company to continue the Employee as a participant in the Incentive Plans on at least the same basis as Employee presently participates in accordance with the Incentive Plans; (iv) without the Employee's written consent, the Employee's reassignment by the practicality dictates a change in the Employee's residence, except for required travel on the Company's business to an extent substantially consistent with the Employee's present business travel obligations; (v) the failure by the Company to continue in effect any benefit or compensation, life insurance, health and accident, or disability plan in which the Employee is participating at the time of a Change in Control (or plans providing the Employee with substantially similar benefits), the taking of any action by the Company that would adversely affect the Employee's participation in or materially reduce the Employee's benefits pursuant to any such plans or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of the Change in Control, or the failure of the Company to provide the Employee with a number of paid vacation days to which the Employee is then entitled in accordance with the Company's normal vacation policy in effect on the date hereof; or (vi) any purported termination of the Employee's employment that is not effected in accordance with the provisions of subsection F (3) above, which purported termination shall not be effective for purposes of this Agreement.

                          c. Person: Any individual, partnership, corporation, limited liability company or other group or entity, including two or more persons acting as a partnership, limited partnership, syndicate, association or other group for the purpose of the acquisition, possession or disposition of stock.

                          d. Effective Annual Compensation: The aggregate total of the Employee's then current base salary amount and bonus amount received by the Employee from the company based on services provided to the Company during the previous fiscal year.

                 2.       Severance Benefits for Termination For Good Reason:
                          If the Employee, following a Change in Control, terminates the Employee's employment as the President and Chief Executive Officer of the Company for Good Reason within one hundred twenty (120) days after the occurrence of such Change in Control, the Employee will be entitled to severance pay in the aggregate amount of three (3) times the Employee's then current Effective Annual Compensation, to be payable in three
                          (3) equal annual installments with the first installment to be paid within thirty (30) days after the Employee's termination and with each succeeding installment occurring on the same day in each of the two succeeding calendar years. The severance pay shall be secured by an irrevocable letter of credit drawn on a commercial bank designated by the Employee. The Company, at its expense, will cause the irrevocable letter of credit to be issued in favor of the Employee within thirty (30) days after the Employee's termination. The Employee will also be entitled to the continuation of all the Employee's employee benefits as of the date of the Change in Control from the Employee's termination through the end of the time period prescribed in this section for the payment of severance pay.

         H. Employee Cooperation: The Employee agrees to cooperate fully with the Company, during as well as after the Employee's association with the Company has terminated, in the investigation or defense of all claims and/or any audits or other reviews conducted by or on behalf of any third-party payer (including the Federal or state government) arising out of or relating to the Businesses during the Employee's association with the Company, and/or any proceedings connected with the collection of any fees relating thereto. The Employee agrees to complete, sign and furnish to the Company promptly any documentation required or requested by any third-party payer in connection with the examination, verification or review of any payment relating to any services rendered by the Employee during the Employee's association with the Company.

         I. Disclosure of Confidential Information; Patient Records: The Employee acknowledges that, as a result of the Employee's association with the Company, the Employee will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value, relating to such matters as the Company's confidential reports, lists of referring physicians, third-party and direct payor contracts, contracts with managed care plans, lists of patients and the fees paid by such patients, and other confidential matters. As a material inducement to Company to enter into this Agreement, and to pay to the Employee the compensation referred to in Section D hereof, the Employee covenants and agrees that the Employee shall not, at any time during or following the term of this Agreement, directly or indirectly, divulge, disclose or make any use of, for any purpose whatsoever, any confidential information which has been obtained by or disclosed to the Employee as a result of or otherwise in connection with the Employee's provision of services hereunder. Such information of a confidential nature includes, but is not limited to, referral source information, medical records, scans, patient charts, patient ledgers, records of amounts received from patients, patient lists, other financial records of the Company and of patients, any and all insurance. Medicare and other such records, and any other information of a private, internal or confidential nature pertaining to the Company's Businesses, functions or operations, including, without limitation, the nature of its contractual relationships. In accordance with the foregoing, the Employee further agrees that the Employee will at no time retain or remove from the premises of the Company records of any kind or description whatsoever for any purpose unconnected with the strict performance of the Employee's services for the Company and that, upon termination of the Employee's association with the Company for any reason, the Employee will promptly return to the Company all lists, books and records of or pertaining to the Company's patients and Businesses, and all other property belonging to the Company, in the Employee's custody, control or possession. The Employee hereby acknowledges that all Company records shall be, and remain the property of the Company, and the Employee shall not be entitled to possession of or access to such records upon the termination of the Employee's association with the Company.

                 In the event of a breach or threatened breach by the Employee of any of the provisions of this Section I, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to preliminary and permanent injunctive relief in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons, directly or indirectly, acting for or with the Employee. The provisions of this Section I shall survive the termination of this Agreement.

         J.      Covenants Against Competition

                 1. The Employee acknowledges that the Employee's services to be rendered hereunder are of a special and unusual character which have a unique value to Company, the loss of which may not adequately be compensated by damages in an action at law, and

                 2. It is acknowledged by both parties to this Agreement that Employee is engaged in (i) the ownership of health care clinics, (ii) diagnostic facilities and
                          (iii) in providing management and consulting services to healthcare professionals throughout the United States of America, which activities are permitted to the extent they do not interfere with Employee's duties hereunder. The companies that are exempt from this covenant not to compete section are listed on Schedule A. Employee will refrain from soliciting or attempting to solicit to employ any employee of the Company of any of its subsidiaries, or committing any act the primary purpose of which is to induce any employee of the Company to leave the Company's employ, or significantly interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, relating to the Company's business activities, between the Company and its customers and suppliers.

                 3. In view of the foregoing and of the confidential information to be obtained by or disclosed to the Employee as hereinabove set forth (including, without limitation, the confidential referral source lists and information which are the proprietary property of Company), and further as a material inducement to the Company to enter into this Agreement and pay to the Employee the compensation referred to in this Agreement, the Employee covenants and agrees that, during the term of this Agreement and for a period of two (2) years after termination of this Agreement for any reason (one year in the case of termination of this Agreement in accordance with the provisions of Subsection G (2)) including, but not limited to, the expiration of this Agreement without renewal, neither the Employee nor any person or entity under the Employee's control shall, either directly or indirectly, for the Employee's own account or as agent, servant, partner, employee or shareholder of any corporation, invest in (other than passive investments of 5% or less in publicly traded entities), manage or control any individual or entity that is engaged in the trade or business of providing medical, chiropractic or physical services, staffing or health care personnel, or diagnostic health care services in Dallas or Dallas County, Texas, or within a 5-mile radius of any facility at which the Company or any of its subsidiaries is then providing services. Such covenant shall not be deemed or constructed to prohibit the Employee from simply treating patients (as opposed to being involved in management, ownership or consulting). This section shall apply only to transactions and situations arising or occurring after the date of this Agreement, and shall not apply to passive investments in entities publicly traded over a regulated securities exchange and does not apply to those entities listed in Schedule A.

                 3. The Employee covenants and agrees that, if the Employee shall violate any of the Employee's covenants or agreements provided for pursuant to the foregoing subsections of this Section J, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits which the Employee directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation: such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law or in equity or under this Agreement. It is specifically agreed that, if the Employee attempts to or does act in contravention of this Section J, the Company shall suffer irreparable injury because of inter alia, the Employee's knowledge of the Company's confidential information, and the Company shall be entitled to obtain preliminary and permanent injunctive relief prohibiting such practice, in addition to any damages which are suffered, together with reasonable attorney's fees and other costs in connection with any such litigation. Without limitation of the foregoing, with respect to any action by the Company for injunctive relief pursuant to this Section J, the Employee hereby waives any defense to, such action on the grounds of failure of the Company to show irreparable injury from the Employee's breach of this Section J.

                 4. The foregoing covenants by the Employee shall be construed as an agreement independent of any claim or right of the Employee hereunder. The existence or alleged existence of any claim or cause of action by the Employee against the Company, whether predicted on this employment relationship or otherwise, shall in no event constitute a defense against or waiver of the Company's right to enforce the foregoing covenants.

         K.      Reasonableness of Restrictions

                 1. The Employee has carefully read and considered the provisions of Sections I and J hereof and, having done so, agrees that the restrictions and remedies set forth in such sections (including, but not limited to, the time period of restriction, the geographical area of restriction and the damages and injunctive relief provisions therein) are fair and reasonable and are reasonably required for the protection of the interests of the Company.

                 2. In the event that, notwithstanding the foregoing, any of the provisions of Section I or J shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Section J hereof relating to time period and/or area of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or area such court deems reasonable and enforceable, said time period and/or area of restriction shall be deemed to become and thereafter be the maximum time period and/or area which such court deems reasonable and enforceable.

         L. Notices: Any notice or document required or desired to be given to either party herein shall be in writing and shall be deemed given (a) when sent registered mail, return receipt requested and postage prepaid, addressed to the party at the address indicated below (or such other address as that party may hereafter designate); or (b) when delivered personally to that party at said address:

                 If to the Company:

                          __________________________________________
                          __________________________________________
                          __________________________________________
                          __________________________________________

                 If to the Employee:

                          __________________________________________
                          __________________________________________
                          __________________________________________
                          __________________________________________

         M. Arbitration: Any claim, controversy or dispute with respect to this Agreement shall be promptly submitted to arbitration ("Arbitration") for determination. The Arbitration shall be binding upon the parties thereto, without a right by any party to a trial de novo in a court of competent jurisdiction, and shall be conducted under the auspices of the American Arbitration Association (herein referred to as "Association") in Dallas County, Texas, and in accordance with its Commercial Arbitration Rules, however:

                 1. The party seeking Arbitration shall give written notice of a Demand to Arbitrate (herein referred to as "Demand") to the other party and to the Association; the Demand shall include (a) the issues to be determined, (b) a copy of this arbitration provision and (c) the designation of one arbitrator;

                 2. Within ten (10) days after receipt of the Demand, the other party shall give (a) written notice (herein referred to as "Response") to the party that demanded arbitration and to the Association of any additional issues to be arbitrated, (b) its answer to the issues raised by the party that sent the Demand and (c) its designation of a second arbitrator;

                 3. If a Response designating a second arbitrator is not received within the aforesaid ten day time, the Association shall designate the second arbitrator forthwith.

                 4. The two arbitrators as designated pursuant to the foregoing provisions shall then designate a third arbitrator within ten (10) days after the designation of the second arbitrator. If the two arbitrators cannot agree on the designation of the third arbitrator within the ten day time period allotted, the Association shall designate the third arbitrator forthwith.

                 5. The arbitration panel as thus designated shall proceed with the Arbitration by giving written notice to all parties of its proceedings and hearings in accordance with the Association's applicable procedures. The Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the Association except as modified by this Agreement. The arbitrators shall follow and apply the substantive laws of the State of Texas, and, at all hearings where evidence is taken, they shall follow and apply the rules of evidence as then in effect in the State of Texas. The cost of the Arbitration shall be borne and paid equally between the parties thereto, but that cost, along with all other costs and expenses, including attorneys' fees, shall be subject to award, in whole or in part by the arbitrators in their discretion to the prevailing party on the various issues arbitrated.

                 6. Upon written demand on any party to the Arbitration for the production of documents reasonably related to the issues being arbitrated, the party upon which such demand is made shall forthwith produce, or make available for inspection and copying, such documents without the necessity of any action by the arbitrators.

                 7. The arbitrators shall have the power to grant any and all relief and remedies, whether at law or in equity, that the courts in the State of Texas may grant. The decision of the arbitrators shall be final and may be enforced by any court, including the ______________________________, as if it were a judgment of that court.  The parties to this
                          Agreement expressly consent to the jurisdiction of the Association and of the
                          __________________________________________.

         N.      Miscellaneous

                 1. Further Assurances: At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

                 2. Costs and Expenses: Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

                 3.       Time:  Time is of the essence.

                 4. Entire Agreement: This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

                 5. Amendment: This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

                 6. Assignment: This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

                 7. Choice of Law: This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Texas.

                 8. Headings: The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 9. Pronouns: All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

                 10. Number and Gender: Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                 11. Construction: The parties hereto participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

                 12. Effect of Waiver: The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

                 13. Severability: The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

                 14. Enforcement: Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

                 15. Binding Nature: This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

                 16. No Third-Party Beneficiaries: No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

                 17. Counterparts: This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                   EMPLOYEE:



                                                    \s\ J. W. Stucki
                                                   ----------------------------

                                                   ----------------------------



                                                   COMPANY:

                                                   American HealthChoice, Inc.


                                                   By: \s\ J. W. Stucki
                                                      -------------------------

                                                   ----------------------------

                                   SCHEDULE A


Westheimer Chiropractic Clinic, Inc.
Central Houston Sports Injury & Rehab, Inc.
Health Dental Plus
Afton Investments
Rehabco
Mainstream Enterprises, L.L.C.
Vally Family Health Centre, L.L.C.
United Chiropractic of Hickory Hollow
Bexar Diagnostic Centre, L.L.C.
Perrin Beitel Sports Injury & Rehab, Inc. (2)
Omega Sports Injury & Rehab, Inc.
Beltline Chiropractic
New Braunfels Sports Injury & Rehab, Inc.
Back Pain Chiropractic


Trade Names:
------------

United Chiropractic
United Franchise